EXHIBIT 99.1
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NEWS RELEASE
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FOR IMMEDIATE RELEASE

                                 ACCESSITY CONTACT:      CHARLES R. HOLCOMB
                                                         (954) 752-6161 EXT. 241

                                 CORPORATE WEB ADDRESS:  WWW.ACCESSITYCORP.COM


               ACCESSITY CORP. REPORTS THIRD QUARTER 2004 RESULTS

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Coral Springs, FL, November 15, 2004....ACCESSITY CORP. [NASDAQ SMALLCAP: ACTY]
reported that its pretax loss from continuing operations increased by $119,000 in the third quarter, largely because of expenses incurred in preparing for its proposed share exchange transaction. The pretax loss of $435,000 was 38% above the $316,000 recorded in the comparable quarter of 2003.

The Company plans to acquire Pacific Ethanol, Inc. and its affiliates, Kinergy LLC and Reenergy LLC, in a share exchange leaving Pacific Ethanol's management in control of the Company. If approved by shareholders at the Company's Annual Shareholder Meeting, Accessity will reincorporate in the State of Delaware and be renamed Pacific Ethanol, Inc. Thereafter, the Company's principal business will be the production and marketing of ethanol and other alternative fuels. Accessity's management and directors will resign once the transaction is completed.

The Company recently submitted its preliminary proxy to the Securities and Exchange Commission for its review, and upon completion, will submit it to shareholders for their approval at the Company's 2004 Annual Shareholder Meeting, scheduled for December 28, 2004.

Barry Siegel, Chairman and CEO of Accessity, noted that the Company is financially strong, debt-free and has $4.2 million in current assets, including $3.7 million in cash and investments. "Completion of the merger will immediately position Pacific Ethanol to be a formidable contender in the burgeoning market for ethanol as a gasoline additive, particularly in the huge California market," Siegel said. He added that many other states, including New York, now also require oxygenation of gasoline with ethanol to improve air quality, replacing MTBE, which has become a persistent groundwater pollutant.

Accessity's third quarter net loss equated to $.19 per basic and diluted share. In the year-earlier quarter, a loss from continuing operations of $.14 per share was offset by income of $.01 from the Company's discontinued affinity service operations, leaving a net loss of $.13 per share.

Year-to-date, the Company's net loss from continuing operations decreased by 30% from $1,427,000 for nine months ended September 30, 2003 to $1,004,000 for the comparable period in 2004. The 2004 net loss of $.45 per basic and diluted share compares with a net loss of $.55 per share in the 2003 period, net of $.10 in income from discontinued operations. The reduction in the net loss resulted in part from a non-recurring income item of $280,000, reflecting an arbitration award granted to the Company in its claim for wrongful termination of a Memorandum of Understanding with Presidion Solutions, Inc., and in part from a revenue increase of $252,000 at Sentaur, the Company's medical claim audit and recovery service, which is not yet profitable on a cumulative basis.

This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to Accessity Corp. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language. Accessity Corp. undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof.

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